As filed with the Securities and Exchange Commission on December 6, 2004.

Registration No. 333-107535

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 1
to

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

R.H. Donnelley Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	36-2467635 (I.R.S. Employer Identification Number)

1001 Winstead Drive
Cary, North Carolina 27513
(919) 297-1600
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Robert J. Bush
Vice President, General Counsel And Corporate Secretary
1001 Winstead Drive
Cary, North Carolina 27513
(919) 297-1600
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
Thomas C. Daniels, Esq.
Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114
(216) 586-3939

     Approximate date of commencement of proposed sale to the public: As soon as practicable following the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box.☒

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement of the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

				Address, Including Zip Code,
	State or Other	Primary Standard		and Telephone Number,
Exact Name of	Jurisdiction of	Industrial	I.R.S. Employer	Including Area Code, of
Registrant as Specified	Incorporation or	Classification Code	Identification	Registrant's Principal Executive
in Its Charter	Organization	Number	Number	Offices
R.H. Donnelley Corporation	Delaware	2741	13-2740040	1001 Winstead Drive Cary, NC 27513 (919) 297-1600
R.H. Donnelley APIL, Inc.	Delaware	2741	88-0456495	2030 East Flamingo Road Las Vegas, NV 89119 (702) 369-7000
Get Digital Smart.com, Inc.	Delaware	2741	13-4094530	1001 Winstead Drive Cary, NC 27513 (919) 297-1600
R.H. Donnelley Publishing & Advertising, Inc.	Kansas	2741	48-1018228	1001 Winstead Drive Cary, NC 27513 (919) 297-1600

INTRODUCTORY NOTE

     This Registration Statement registered resales of $325,000,000 in aggregate principal amount of the 8 ⅞% senior notes due 2010 (the “Senior Notes”) and $600,000,000 in aggregate principal amount of the 10 ⅞% senior subordinated notes due 2012 (the “Senior Subordinated Notes” and collectively with the Senior Notes, the “Notes”) of R.H. Donnelley Inc., a Delaware corporation (the “Company”) and the related guarantees (the “Guarantees”) of the Notes by R.H. Donnelley Corporation and the Company’s subsidiaries. The Company was contractually obligated to register resales of the Notes and the related Guarantees and to maintain this Registration Statement’s effectiveness for a period of two years from the original issuance date of the Notes and the related Guarantees. The Notes and the related Guarantees were originally issued on December 3, 2002, and therefore the Company is no longer contractually obligated to maintain the effectiveness of the Registration Statement due to the expiration of such period. Accordingly, this Post-Effective Amendment No. 1 is being filed in order to deregister $207,652,000 in aggregate principal amount of the Senior Notes (and the related Guarantees) and $261,217,000 in aggregate principal amount of the Senior Subordinated Notes (and the related Guarantees) that have not been resold hereunder.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 3, 2004.

R.H. DONNELLEY INC.
By:	/s/ Robert J. Bush
	Name:	Robert J. Bush
	Title:	Vice President, General Counsel & Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to the registration statement has been signed below by the following persons in the capacities indicated as of December 3, 2004.

Signatures	Title
* David C. Swanson	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

* Steven M. Blondy	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ Thomas D. D’Orazio Thomas D. D’Orazio	Vice President and Controller (Principal Accounting Officer)

* Robert J. Bush	Vice President, General Counsel, Corporate Secretary and Director

*	The undersigned, by signing his name hereto, does sign and execute this post-effective amendment no. 1 to the registration statement pursuant to a power of attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24.1 on behalf of the registrant.

By:	/s/ Robert J. Bush
Robert J. Bush, Attorney-in-Fact

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 3, 2004.

R.H. DONNELLEY CORPORATION
By:	/s/ Robert J. Bush
	Name:	Robert J. Bush
	Title:	Vice President, General Counsel & Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to the registration statement has been signed below by the following persons in the capacities indicated as of December 3, 2004.

Signatures	Title
* David C. Swanson	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

* Steven M. Blondy	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Thomas D. D’Orazio Thomas D. D’Orazio	Vice President and Controller (Principal Accounting Officer)

* Kenneth G. Campbell	Director

* Nancy E. Cooper	Director

* Robert R. Gheewalla	Director

* Robert Kamerschen	Director

* Terence M. O’Toole	Director

/s/ Edwina D. Woodbury Edwina D. Woodbury	Director

* David M. Veit	Director

* Barry Lawson Williams	Director

*	The undersigned, by signing his name hereto, does sign and execute this post-effective amendment no. 1 to the registration statement pursuant to a power of attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24.1 on behalf of the registrant.

By:	/s/ Robert J. Bush
Robert J. Bush, Attorney-in-Fact

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 3, 2004.

R.H. DONNELLEY APIL, INC.
By:	/s/ Robert J. Bush
	Name:	Robert J. Bush
	Title:	Vice President & Assistant Secretary

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to the registration statement has been signed below by the following persons in the capacities indicated as of December 3, 2004.

Signatures	Title
/s/ Thomas D. D’Orazio Thomas D. D’Orazio	President and Director (Principal Executive Officer)

* Jenny L. Apker	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Robert J. Bush	Vice President, Assistant Secretary and Director

* Mindy Riddle	Secretary and Director

*	The undersigned, by signing his name hereto, does sign and execute this post-effective amendment no. 1 to the registration statement pursuant to a power of attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24.1 on behalf of the registrant.

By:	/s/ Robert J. Bush
Robert J. Bush, Attorney-in-Fact

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 3, 2004.

GET DIGITAL SMART.COM, INC.
By:	/s/ Robert J. Bush
	Name:	Robert J. Bush
	Title:	Vice President, General Counsel & Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to the registration statement has been signed below by the following persons in the capacities indicated as of December 3, 2004.

Signatures	Title
* David C. Swanson	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

* Steven M. Blondy	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)

* Robert J. Bush	Vice President, General Counsel, Corporate Secretary and Director

*	The undersigned, by signing his name hereto, does sign and execute this post-effective amendment no. 1 to the registration statement pursuant to a power of attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24.1 on behalf of the registrant.

By:	/s/ Robert J. Bush
Robert J. Bush, Attorney-in-Fact

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 3, 2004.

R.H. DONNELLEY PUBLISHING AND ADVERTISING, INC.
By:	/s/ Robert J. Bush
	Name:	Robert J. Bush
	Title:	Vice President & Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to the registration statement has been signed below by the following persons in the capacities indicated as of December 3, 2004.

Signatures	Title
* Peter J. McDonald	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Jenny L. Apker Jenny L Apker	Vice President and Treasurer (Principal Financial Officer)

/s/ Thomas D. D’Orazio Thomas D. D’Orazio	Vice President and Controller (Principal Accounting Officer)

* Robert J. Bush	Vice President, Corporate Secretary and Director

/s/ John Mieske John Mieske	Vice President, Finance & Operations and Director

*	The undersigned, by signing his name hereto, does sign and execute this post-effective amendment no. 1 to the registration statement pursuant to a power of attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24.1 on behalf of the registrant.

By:	/s/ Robert J. Bush
Robert J. Bush, Attorney-in-Fact